UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 31, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                  000-50371               51-0467366
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)


                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                          ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01   Other Events.

On October 31, 2005, Curative Health Services, Inc. (the "Company") issued a press release announcing that it is engaged in discussions with an ad hoc committee of bondholders ("Ad Hoc Committee") holding approximately eighty percent of the $185.0 million aggregate principal amount of the Company's 10.75% senior notes due 2011 (the "Notes") related to the Company's financial alternatives. Bingham McCutchen LLP and Houlihan Lokey Howard & Zukin Capital have been engaged as legal counsel and financial advisor, respectively, to assist the Ad Hoc Committee in evaluating the Company's financial alternatives. The Company has elected to use a thirty-day grace period for payment of interest due November 1, 2005 under the Notes. This decision has been implemented as a result of the ongoing discussions with the Ad Hoc Committee and will allow additional time for the Company and the Ad Hoc Committee to evaluate the Company's financial alternatives.



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005


                                    CURATIVE HEALTH SERVICES, INC.


                                    By:  /s/ John C. Prior
                                         --------------------------------------
                                             John C. Prior
                                             Chief Operating Officer



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